Intellinetics, Inc. Reports Second Quarter

and Six-Month Results

Shows Revenue Growth and Channel Expansion

COLUMBUS, OH – (August 14, 2017) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the second quarter and six months ended June 30, 2017.

Q2 Key Metrics

●	Sixth consecutive quarter of revenue growth
●	Software as a Service Revenue increased 28%
●	Total Revenue increased 16%
●	Net Loss improvement of 26% and Adjusted EBITDA improvement of 66%
o	A result of operational improvements leveraging sales growth

Q2 Results

Revenues for the three months ended June 30, 2017 were $737,354, as compared with $636,749 for the same period in 2016, representing an increase of $100,605, or 16%. Sales of Software as a Service (SaaS) growth was 28%, with new customers partially offset by a price reduction for a key channel partner. Overall, gross margins were 71% and 68% for the three months ended June 30, 2017 and 2016, respectively.

Net loss was $(299,282) and $(401,964) for the three months ended June 30, 2017 and 2016, or $(0.02) and $(0.02) per share, respectively, representing a decrease of $102,682, or 26%. Total decrease in net loss was attributable to the increase in gross profit for the three months ended June 30, 2017. Adjusted EBITDA loss for the quarter was $(121,724), compared with a loss of $(351,926) for the same period last year, representing a 65% improvement.

Six-Month Results

Revenues for the six months ended June 30, 2017 were $1,447,748 as compared with $1,240,140 for the same period in 2016. Intellinetics reported a net loss of $(747,990) and $(937,730) for the six months ended June 30, 2017 and 2016, respectively, representing a decrease (improvement) of $189,740. Net loss per share for the six months ended June 30, 2017 and 2016 was ($0.04) and ($0.06), respectively.

Matthew L. Chretien, President and CEO of Intellinetics, stated, “In Q2 we continued our revenue growth momentum and achieved a business plan milestone by adding revenue from our recently announced OEM / Embedded sales channel partner, Field2Base. We expect that this partnership and others in this segment established in Q2 will accelerate in the coming quarters and continue to build upon our SaaS foundation, as well as other Software and Professional Services revenue drivers.

“We are focusing on positioning SaaS revenue to outpace one-time Software and Professional Services revenue longer term. SaaS revenue has several advantages, including: 1) It generally continues over several years, and 2) Payment for the entire contract is typically paid up front while revenue is recognized monthly over the term of the agreement. Until SaaS is the bulk of our revenue, while we anticipate continued growth, revenues will be lumpy because one-time Software and Professional Services revenue is not consistent. More diversity and strength in recurring revenue generation is the key,” concluded Chretien.

Continued

Second Quarter Highlights

●	Deepened our relationship with technology-based partner Field2Base, which was announced in Q1 and began generating revenue in Q2, including expansion revenue from our initial customer. Additional revenue is expected in Q3 and beyond, from new customers and further expansion in the initial customer.
●	Focused on additional OEM / Embedded channel partners, targeting select technology-based solution providers. This new OEM / Embedded channel segment:

a.	Embeds the sale of IntelliCloud into existing products focused on a captive installation base,
b.	Creates leads for a separate / standalone process, and
c.	Results in new offerings that we are also selling through our imaging channel.

IntelliCloudTM – Powered by the Intel® NUC

IntelliCloud™ is a cloud-based document management platform that is optimized for the vast SMB market segment and business teams within large enterprises who are stuck with paper in business-critical processes. Thousands and thousands of people at any given moment depend upon IntelliCloud to perform their work. IntelliCloud, which is strategically packaged with Intel® technology, provides Law Enforcement Grade security and compliance tools and is supported by a growing network of market-leading reseller partners. Resellers often attach IntelliCloud to the software, hardware, and/or services they already sell, without the sales or technical complexity of other less effective options in the market.

About Intellinetics, Inc.

Intellinetics, Inc. is a Columbus, Ohio-based ECM software company. Its flagship IntelliCloudTM platform is ideal for embedded work teams in businesses of any size stuck in document-centric processes that are not optimized. IntelliCloud offers a painless way to merge those documents into digital workflows, increasing service levels, compliance and customer satisfaction while decreasing costs and risk. Intellinetics collaborated with Intel® to create its IntelliCloud Channel Program that enables resellers to easily embed IntelliCloud into the copiers, productivity software and services they already provide. IntelliCloud provides dealers a “deploy once, use many” innovation where one IntelliCloud customer sale/activation creates endless possibilities to add other software applications that deliver more value and increase revenue. For additional information, please visit: www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and new revenues associated with any channel partner, distribution partner, reseller, or other relationship; Intellinetics’ future revenues and growth in Q3 2017 and beyond; market penetration; execution of Intellinetics’ business plan; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ channel partners and distribution partners, technical development risks, and other risks and uncertainties discussed in Intellinetics’ most recent annual report on Form 10-K and subsequently filed Form 10-Qs and Form 8-Ks. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Terri MacInnis, VP of Investor Relations

Bibicoff + MacInnis, Inc.

818.379.8500 terri@bibimac.com

Continued

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, and other non-cash expenses such as share-based compensation, note conversion warrant expense and other financing related transaction costs.

Reconciliation of Net Loss to Adjusted EBITDA
	For the Three Months Ended June 30,
	2017	2016
Net loss - GAAP	$(299,282)	$(401,964)
Interest expense, net	$138,183	$24,113
Depreciation and amortization	$2,780	$2,767
Share-based compensation	$37,303	$23,158
Adjusted EBITDA	$(121,016)	$(351,926)

Continued

INTELLINETICS, INC. and SUBSIDIARY
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016

Revenues:
Sale of software	$77,291	$101,694	$240,275	$192,568
Software as a service	148,910	116,343	281,218	226,499
Software maintenance services	240,881	245,317	490,802	491,913
Professional services	247,622	85,609	355,227	183,785
Third party services	22,650	87,786	80,226	145,375

Total revenues	737,354	636,749	1,447,748	1,240,140

Cost of revenues:
Sale of software	15,097	18,051	38,801	37,569
Software as a service	54,883	61,351	149,239	110,236
Software maintenance services	30,952	37,988	57,030	84,546
Professional services	96,792	30,612	146,445	61,967
Third party services	15,410	55,373	28,498	82,814

Total cost of revenues	213,134	203,375	420,013	377,132

Gross profit	524,220	433,374	1,027,735	863,008

Operating expenses:
General and administrative	499,696	503,866	1,080,241	1,128,698
Sales and marketing	182,843	304,593	419,420	503,536
Depreciation	2,780	2,767	5,786	5,723

Total operating expenses	685,319	811,226	1,505,447	1,637,957

Loss from operations	(161,099)	(377,852)	(477,712)	(774,949)

Other income (expense)
Interest expense, net	(138,183)	(24,112)	(270,278)	(162,781)

Total other income (expense)	(138,183)	(24,112)	(270,278)	(162,781)

Net loss	$(299,282)	$(401,964)	$(747,990)	$(937,730)

Basic and diluted net loss per share:	$(0.02)	$(0.02)	$(0.04)	$(0.06)

Weighted average number of common shares outstanding - basic and diluted	17,376,012	16,794,992	7,365,434	6,529,023

Continued

INTELLINETICS, INC. and SUBSIDIARY
Condensed Consolidated Balance Sheets

ASSETS
	(Unaudited)
	June 30,	December 31,
	2017	2016

Current assets:
Cash	$305,617	$689,946
Accounts receivable, net	315,366	259,497
Prepaid expenses and other current assets	192,714	150,620

Total current assets	813,697	1,100,063

Property and equipment, net	19,426	18,783
Other assets	10,284	10,285

Total assets	$843,407	$1,129,131

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$703,422	$767,197
Deferred revenues	581,323	665,460
Deferred compensation	215,012	215,012
Notes payable - current	372,231	360,496
Notes payable - related party - current	40,263	38,307
Total current liabilities	1,912,251	2,046,472

Long-term liabilities:
Notes payable - net of current portion	727,848	585,782
Notes payable - related party - net of current portion	319,977	299,447
Deferred interest expense	155,824	158,062
Other long-term liabilities - related parties	12,094	1,125

Total long-term liabilities	1,215,743	1,044,416

Total liabilities	3,127,994	3,090,888

Stockholders’ deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized; 17,376,012 and 16,815,850 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively
	30,380	26,816
Additional paid-in capital	13,387,773	12,966,177
Accumulated deficit	(15,702,740)	(14,954,750)
Total stockholders’ deficit	(2,284,587)	(1,961,757)
Total liabilities and stockholders’ deficit	$843,407	$1,129,131

Continued

INTELLINETICS, INC. and SUBSIDIARY
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(747,990)	$(937,730)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	5,786	5,723
Bad debt expense	6,727	12,166
Amortization of deferred financing costs	40,030	1,415
Amortization of beneficial conversion option	124,147	-
Stock issued for services	57,500	62,500
Stock options compensation	66,186	90,351
Note conversion warrant expense	-	137,970
Note offer warrant expense	52,951	-
Changes in operating assets and liabilities:
Accounts receivable	(62,596)	(76,491)
Prepaid expenses and other current assets	(42,093)	(123,364)
Accounts payable and accrued expenses	(63,775)	(97,012)
Other long-term liabilities - related parties	10,969	(12,852)
Deferred interest expense	(2,238)	15,940
Deferred revenues	(84,137)	(158,606)
Total adjustments	109,457	(142,260)
Net cash used in operating activities	(638,533)	(1,079,990)

Cash flows from investing activities:
Purchases of property and equipment	(6,428)	(3,011)
Net cash used in investing activities	(6,428)	(3,011)

Cash flows from financing activities:
Sale of common stock	-	559,285
Exercise of stock options	-	3,500
Payment of deferred financing costs	(103,328)	-
Proceeds from notes payable	560,000	-
Repayment of notes payable	(177,362)	(120,000)
Repayment of notes payable - related parties	(18,678)	(75,060)
Net cash provided by financing activities	260,632	367,725

Net increase (decrease) in cash	(384,329)	(715,276)
Cash - beginning of period	689,946	1,117,118
Cash - end of period	$305,617	$401,842

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$75,658	$28,475

Supplemental disclosure of non-cash financing activities:
Accrued interest notes payable converted to equity	$-	$35,038
Discount on notes payable for beneficial conversion feature	248,522	-
Notes payable conversion warrant expense	-	113,762
Notes payable conversion underwriting warrant expense	-	24,207
Notes payable converted to equity	-	135,000